UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 27, 2011

Lionbridge Technologies, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-26933	04-3398462
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1050 Winter Street, Suite 2300, Waltham, Massachusetts		02451
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	781-434-6000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2011 Management Incentive Plan

On January 27, 2011, the Nominating and Compensation Committee of the Board of Directors of Lionbridge Technologies, Inc. ("Lionbridge") approved the 2011 Management Incentive Plan for Executive Officers. Pursuant to the terms of this Plan, certain officers of Lionbridge are eligible to receive a cash bonus, calculated on a specified percent of their respective 2011 base salary, upon achievement of each of the following three equally weighted performance metrics:

• Achievement of internal revenue targets for the year ending December 31, 2011 (1/3)
• Achievement of Lionbridge internal profitability metrics for the year ending December 31, 2011; (1/3); and
• Achievement of identified personal objectives, which in the case of Executive Officers with operational responsibility, are tied to performance relative to those operations and in the case of Executive Officers with functional responsibilities, are tied to performance relative to that particular function, and in each case, related to the implementation of appropriate and effective strategies to manage volatility in foreign currency exchange rates (1/3).

The Committee established the following personal objective components for the executive officers:

• Senior Vice President, Worldwide Operations and General Manager of GLT: Achievement of internal product line revenue and profitability targets, customer satisfaction, business process improvements, cost and expense efficiencies, migration of production to global delivery centers, accelerated use and adoption of technology, development and assessment of complementary strategic offerings, accelerated use and adoption of technology and achievement of internal product line revenue and profitability targets.
• Chief Financial Officer: Improved cash management and forecasting, deployment of effective strategies to manage foreign currency exchange rate volatility, inter-company costs and world-wide tax exposures, and rationalization of real estate portfolio.
• Chief Sales Officer: Acceleration of revenue growth, particularly in certain identified markets; enhanced sales training and sales metrics; development, enhancement and execution of cross-product line sales strategies; and design and management of an efficient and effective sales incentive compensation program.
.• Chief Executive Officer: Overall responsibility for achievement of internal revenue and profitability targets; enhanced cost containment, cash management and collection activities; acceleration of deployment of commercial technology offerings; and execution of the Company's long-term strategies to improve shareholder value.

In addition, the Committee has sole discretion to adjust any award to reflect the impact of foreign currency exchange rate fluctuations or any other extraordinary events.

Under the terms of the 2011 MIP, a participating Executive Officer will receive his or her target bonus based on achievement of each equally rated performance metric target (the "Target"). If actual results show that the Target for any of the three components is exceeded, the bonus opportunity will be increased proportionately up to a maximum of 125% of such individual’s target bonus. If actual results show that the Target for any of the three components is not achieved, but is above a pre-determined minimum threshold, the bonus opportunity will be reduced proportionately to 50% of each individual's target bonus. Each individual's target bonus opportunity is set at a percent of his or her base salary. The applicable percentages are as follows:

Chief Executive Officer: 120% of base salary
Chief Sales Officer, Chief Financial Officer and Senior Vice President of Worldwide Operations and General Manager of GLT: 60% of base salary.

The form of MIP Agreement is attached as Exhibit 10.1 to this Form 8-K and the description of such terms contained in such MIP Agreement are incorporated by reference herein.

Base Salary Adjustment
On January 27, 2011, the Nominating and Compensation Committee of the Board of Directors of Lionbridge Technologies, Inc. ("Lionbridge") increased the annual base salary of Donald M. Muir, Chief Financial Officer of Lionbridge, from $300,000 to $360,000.

LTIP

On January 28, 2011, the Nominating and Compensation Committee of the Board of Directors of Lionbridge Technologies, Inc. ("Lionbridge") approved and granted to each Executive Officer a long-term performance based stock incentive award (the "LTIP") under the Corporation’s 2005 Stock Incentive Plan. Pursuant to the terms of the LTIP, restrictions with respect to the stock will lapse upon the achievement of revenue and profitability targets within the two calendar years from and including the year of grant. If the targets are not achieved, the shares will be forfeited by the officer.

The form of LTIP Award Agreement is attached as Exhibit 10.2 to this Form 8-K and the description of such terms contained in such Award Agreement are incorporated by reference herein.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lionbridge Technologies, Inc.

February 1, 2011	By:	Margaret A. Shukur

Name: Margaret A. Shukur
Title: SVP, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Form of Management Incentive Plan Agreement
10.2	Form of 2011 LTIP Agreement